Exhibit 99.1
Sonos Reports Fourth Quarter and Fiscal 2024 Results

Santa Barbara, CA – November 13, 2024 - Sonos, Inc. (Nasdaq: SONO) today reported fourth quarter and fiscal 2024 results.

“Thanks to our team going all-in on our app recovery efforts, we made significant progress in bringing the quality of our software to a level that we’re all proud of, which enabled us to launch our highly anticipated new products, Arc Ultra and Sub 4, in time for the holidays,” Sonos CEO Patrick Spence commented. “Initial feedback on our new products has been very positive, which, along with the introduction of Ace earlier this year, makes our product lineup the strongest it’s ever been. Sonos is still the best home audio system, and we’re focused on using this industry-leading product lineup to acquire more customers and solidify our loyal customer base. The Sonos flywheel remains strong, as evidenced by the fact that the number of new products per home increased in Fiscal 2024. While the overall audio category continues to face headwinds, we are confident that we are well positioned to take more of it over time.”

Fiscal 2024 Financial Highlights (unaudited)
●Revenue of $1,518.1 million
●GAAP gross margin of 45.4%
●GAAP net loss of $38.1 million, GAAP diluted earnings per share (EPS) of -$0.31
●Non-GAAP net income1 of $71.4 million, Non-GAAP diluted EPS1 of $0.56
●Adjusted EBITDA1 of $107.9 million

Fourth Quarter Fiscal 2024 Financial Highlights (unaudited)
●Revenue of $255.4 million
●GAAP gross margin of 40.3%
●GAAP net loss of $53.1 million, GAAP diluted earnings per share (EPS) of -$0.44
●Non-GAAP net loss1 of $22.1 million, Non-GAAP diluted EPS1 of -$0.18
●Adjusted EBITDA1 of -$22.6 million

Notes:
(1) Non-GAAP net income (loss)/Non-GAAP diluted earnings per share (EPS) and Adjusted EBITDA exclude stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and abandonment costs. See “Use of Non-GAAP Measures” and reconciliations to GAAP measures below.

Guidance
The company will provide guidance on its fourth quarter and Fiscal 2024 earnings call.

Supplemental Earnings Presentation

The company has posted a supplemental earnings presentation accompanying its fourth quarter and fiscal 2024 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports. Additional detailed financial and business information regarding certain non-financial key metrics, new products, brand initiatives and our sustainability and social impact efforts is included in the supplemental earnings presentation.

Conference Call, Webcast and Transcript
The company will host a webcast of its conference call and Q&A related to its fourth quarter and fiscal 2024 results on November 13, 2024, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.
The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.
An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Consolidated Statements of Operations and Comprehensive Loss
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Revenue	$ 255,380	$ 305,147	$ 1,518,056	$ 1,655,255
Cost of revenue	152,364	177,093	828,683	938,765
Gross profit	103,016	128,054	689,373	716,490
Operating expenses
Research and development	70,777	65,517	304,558	301,001
Sales and marketing	73,180	58,601	290,609	267,518
General and administrative	28,428	32,297	142,252	168,518
Total operating expenses	172,385	156,415	737,419	737,037
Operating loss	(69,369)	(28,361)	(48,046)	(20,547)
Other income (expense), net
Interest income	2,327	2,661	11,965	10,201
Interest expense	(108)	(149)	(441)	(733)
Other income (expense), net	4,864	(6,696)	9,371	15,473
Total other income (expense), net	7,083	(4,184)	20,895	24,941
(Loss) income before (benefit from) provision for income taxes	(62,286)	(32,545)	(27,151)	4,394
(Benefit from) provision for income taxes	(9,193)	(1,306)	10,995	14,668
Net loss	$ (53,093)	$ (31,239)	$ (38,146)	$ (10,274)

Net loss attributable to common stockholders:
Basic and diluted	$ (53,093)	$ (31,239)	$ (38,146)	$ (10,274)

Net loss per share attributable to common stockholders:
Basic	$ (0.44)	$ (0.25)	$ (0.31)	$ (0.08)
Diluted	$ (0.44)	$ (0.25)	$ (0.31)	$ (0.08)

Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic	121,389,519	127,335,311	123,218,532	127,702,885
Diluted	121,389,519	127,335,311	123,218,532	127,702,885

Total comprehensive loss
Net loss	(53,093)	(31,239)	(38,146)	(10,274)
Change in foreign currency translation adjustment	1,872	2,035	1,604	153
Net unrealized gain on marketable securities	154	—	122	—
Comprehensive loss	$ (51,067)	$ (29,204)	$ (36,420)	$ (10,121)

Consolidated Balance Sheets
(unaudited, in thousands, except par values)
	As of
	September 28, 2024	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$ 169,732	$ 220,231
Marketable securities	51,426	-
Accounts receivable, net	44,513	67,583
Inventories	231,505	346,521
Prepaids and other current assets	53,910	25,296
Total current assets	551,086	659,631
Property and equipment, net	102,148	87,075
Operating lease right-of-use assets	50,175	48,918
Goodwill	82,854	80,420
Intangible assets, net
In-process research and development	73,770	69,791
Other intangible assets	14,266	20,218
Deferred tax assets	10,314	1,659
Other noncurrent assets	31,699	34,529
Total assets	$ 916,312	$ 1,002,241

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 194,590	$ 187,981
Accrued expenses	87,783	89,717
Accrued compensation	15,701	22,079
Deferred revenue, current	21,802	20,188
Other current liabilities	46,277	34,253
Total current liabilities	366,153	354,218

Operating lease liabilities, noncurrent	56,588	54,956
Deferred revenue, noncurrent	61,075	60,650
Deferred tax liabilities	60	9,846
Other noncurrent liabilities	3,816	3,914
Total liabilities	487,692	483,584

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value	123	130
Treasury stock	(17,096)	(72,586)
Additional paid-in capital	498,245	607,345
Accumulated deficit	(50,934)	(12,788)
Accumulated other comprehensive loss	(1,718)	(3,444)
Total stockholders’ equity	428,620	518,657
Total liabilities and stockholders’ equity	$ 916,312	$ 1,002,241

Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Twelve Months Ended
	September 28, 2024	September 30, 2023
Cash flows from operating activities
Net loss	$ (38,146)	$ (10,274)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	84,294	76,857
Depreciation and amortization	52,378	48,969
Provision for inventory obsolescence	8,894	20,640
Restructuring and abandonment charges	2,204	5,533
Deferred income taxes	(18,922)	(583)
Other	3,701	5,535
Foreign currency transaction gains	(7,276)	(7,335)
Changes in operating assets and liabilities:
Accounts receivable	23,044	32,120
Inventories	106,122	87,004
Other assets	(28,775)	10,470
Accounts payable and accrued expenses	(789)	(162,345)
Accrued compensation	(6,775)	(2,185)
Deferred revenue	304	(4,576)
Other liabilities	9,648	576
Net cash provided by operating activities	189,906	100,406
Cash flows from investing activities
Purchases of marketable securities	(90,495)	—
Purchases of property and equipment and intangible assets	(55,247)	(50,286)
Maturities of marketable securities	40,500	—
Net cash used in investing activities	(105,242)	(50,286)

Cash flows from financing activities
Payments for repurchase of common stock	(129,018)	(100,064)
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of restricted stock units	(25,344)	(29,874)
Proceeds from exercise of stock options	17,053	21,346
Net cash used in financing activities	(137,309)	(108,592)
Effect of exchange rate changes on cash and cash equivalents	2,146	3,848
Net decrease in cash and cash equivalents	(50,499)	(54,624)
Cash and cash equivalents
Beginning of period	220,231	274,855
End of period	$ 169,732	$ 220,231
Supplemental disclosure
Cash paid for interest	$ 256	$ 1,330
Cash paid for taxes, net of refunds	$ 21,206	$ 9,522
Cash paid for amounts included in the measurement of lease liabilities	$ 11,008	$ 14,218
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 7,878	$ 2,784
Right-of-use assets obtained in exchange for new operating lease liabilities	$ 11,492	$ 31,692
Excise tax on share repurchases, accrued but not paid	$ 602	$ —
Change in estimate of asset retirement obligations	$ —	$ 2,290

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Gross Profit
(unaudited, in thousands, except percentages)
	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Reconciliation of GAAP cost of revenue
GAAP cost of revenue	$ 152,364	$ 177,093	$ 828,683	$ 938,765
Stock-based compensation expense	620	437	2,614	2,038
Amortization of intangibles	973	973	3,891	4,103
Non-GAAP cost of revenue	$ 150,771	$ 175,683	$ 822,178	$ 932,624

Reconciliation of GAAP gross profit
GAAP gross profit	$ 103,016	$ 128,054	$ 689,373	$ 716,490
Stock-based compensation expense	620	437	2,614	2,038
Amortization of intangibles	973	973	3,891	4,103
Non-GAAP gross profit	$ 104,609	$ 129,464	$ 695,878	$ 722,631

GAAP gross margin	40.3%	42.0%	45.4%	43.3%
Non-GAAP gross margin	41.0%	42.4%	45.8%	43.7%

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Research and Development (GAAP)	$ 70,777	$ 65,517	$ 304,558	$ 301,001
Stock-based compensation	8,780	8,177	37,913	35,530
Amortization of intangibles	497	496	1,985	1,983
Restructuring and abandonment costs	4,942	188	5,743	6,556
Research and Development (Non-GAAP)	$ 56,558	$ 56,656	$ 258,917	$ 256,932

Sales and Marketing (GAAP)	$ 73,180	$ 58,601	$ 290,609	$ 267,518
Stock-based compensation	4,201	3,499	17,499	15,677
Amortization of intangibles	-	-	-	-
Restructuring and abandonment costs	2,473	180	2,770	5,635
Sales and Marketing (Non-GAAP)	$ 66,506	$ 54,922	$ 270,340	$ 246,206

General and Administrative (GAAP)	28,428	32,297	142,252	168,518
Stock-based compensation	5,732	5,195	26,268	23,612
Legal and transaction related costs	182	2,944	7,383	32,950
Amortization of intangibles	24	24	96	96
Restructuring and abandonment costs	2,571	106	3,340	3,458
Adjusted General and Administrative (Non-GAAP)	$ 19,919	$ 24,028	$ 105,165	$ 108,402

Total Operating Expenses (GAAP)	$ 172,385	$ 156,415	$ 737,419	$ 737,037
Stock-based compensation	18,713	16,871	81,680	74,819
Legal and transaction related costs	182	2,944	7,383	32,950
Amortization of intangibles	521	520	2,081	2,079
Restructuring and abandonment costs	9,986	474	11,853	15,649
Adjusted Operating Expenses (Non-GAAP)	$ 142,983	$ 135,606	$ 634,422	$ 611,540

Total Operating Loss (GAAP)	$ (69,369)	$ (28,361)	$ (48,046)	$ (20,547)
Stock-based compensation	19,333	17,308	84,294	76,857
Legal and transaction related costs	182	2,944	7,383	32,950
Amortization of intangibles	1,494	1,493	5,972	6,182
Restructuring and abandonment costs	9,986	474	11,853	15,649
Adjusted Operating (Loss) Income (Non-GAAP)	$ (38,374)	$ (6,142)	$ 61,456	$ 111,091
Depreciation	15,730	12,422	46,406	42,787
Adjusted EBITDA (Non-GAAP)	$ (22,644)	$ 6,280	$ 107,862	$ 153,878

Reconciliation of Net Loss to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
(In thousands, except percentages)
Net loss	$ (53,093)	$ (31,239)	$ (38,146)	$ (10,274)
Add (deduct):
Depreciation and amortization	17,224	13,915	52,378	48,969
Stock-based compensation expense	19,333	17,308	84,294	76,857

Interest income	(2,327)	(2,661)	(11,965)	(10,201)
Interest expense	108	149	441	733
Other expense (income), net	(4,864)	6,696	(9,371)	(15,473)
(Benefit from) provision for income taxes	(9,193)	(1,306)	10,995	14,668
Legal and transaction related costs (1)	182	2,944	7,383	32,950
Restructuring and abandonment costs (2)	9,986	474	11,853	15,649
Adjusted EBITDA	$ (22,644)	$ 6,280	$ 107,862	$ 153,878
Revenue	$ 255,380	$ 305,147	$ 1,518,056	$ 1,655,255
Net loss margin	(20.8)%	(10.2)%	(2.5)%	(0.6)%
Adjusted EBITDA margin	(8.9)%	2.1%	7.1%	9.3%
(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

(2) Restructuring and abandonment costs relate to the restructuring plan we initiated on August 14, 2024 to reduce our cost base, including a reduction in force involving approximately 6% of our employees, and nominal remaining costs incurred related to the restructuring plan initiated on June 14, 2023.

Reconciliation of GAAP Net Loss to Non-GAAP Net (Loss) Income
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Reconciliation of GAAP net loss
GAAP net loss	$ (53,093)	$ (31,239)	$ (38,146)	$ (10,274)
Stock-based compensation expense	19,333	17,308	84,294	76,857
Legal and transaction related costs	182	2,944	7,383	32,950
Amortization of intangibles	1,494	1,493	5,972	6,182
Restructuring and abandonment costs	9,986	474	11,853	15,649
Non-GAAP net (loss) income	$ (22,098)	$ (9,020)	$ 71,356	$ 121,364

Reconciliation of net loss per share
GAAP net loss per share, diluted	$ (0.44)	$ (0.25)	$ (0.31)	$ (0.08)
Non-GAAP adjustments to net loss per share	0.26	0.18	0.87	1.00
Non-GAAP net (loss) income per share, diluted	$ (0.18)	$ (0.07)	$ 0.56	$ 0.92
Weighted-average shares used in GAAP per share calculation, diluted	121,389,519	127,335,311	123,218,532	127,702,885
Weighted-average shares used in non-GAAP per share calculation, diluted	121,389,519	127,335,311	126,783,859	131,947,092
Note: Certain figures may not sum due to rounding

Reconciliation of Cash Flows (Used in) Provided by Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Cash flows (used in) provided by operating activities	$ (37,734)	$ 22,195	$ 189,906	$ 100,406
Less: Purchases of property and equipment	(15,770)	(10,201)	(55,247)	(50,286)
Free cash flow	$ (53,504)	$ 11,994	$ 134,659	$ 50,120

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
(In thousands)
Sonos speakers	$ 178,226	$ 223,323	$ 1,169,604	$ 1,293,440
Sonos system products	58,731	62,316	267,744	285,064
Partner products and other revenue	18,423	19,508	80,708	76,751
Total revenue	$ 255,380	$ 305,147	$ 1,518,056	$ 1,655,255

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Americas	$ 177,533	$ 203,531	$ 1,004,770	$ 1,048,245
Europe, Middle East and Africa	58,353	83,374	430,428	518,179
Asia Pacific	19,494	18,242	82,858	88,831
Total revenue	$ 255,380	$ 305,147	$ 1,518,056	$ 1,655,255

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
(In thousands)
Cost of revenue	$ 620	$ 437	$ 2,614	$ 2,038
Research and development	8,780	8,177	37,913	35,530
Sales and marketing	4,201	3,499	17,499	15,677
General and administrative	5,732	5,195	26,268	23,612
Total stock-based compensation expense	$ 19,333	$ 17,308	$ 84,294	$ 76,857

Amortization of Intangibles
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Cost of revenue	$ 973	$ 973	$ 3,891	$ 4,103
Research and development	497	496	1,985	1,983
Sales and marketing	-	-	-	-
General and administrative	24	24	96	96
Total amortization of intangibles	$ 1,494	$ 1,493	$ 5,972	$ 6,182

Use of Non-GAAP Measures
We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including adjusted EBITDA, adjusted EBITDA margin, free cash flow, non-GAAP gross margin, net income (loss) excluding stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and abandonment costs and diluted earnings (loss) per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define Adjusted EBITDA as net income (loss) adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other income, income taxes, restructuring and abandonment costs, legal and transaction related fees and other items that we do not consider representative of our underlying operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define free cash flow as net cash from operations less purchases of property and equipment. We define non-GAAP gross margin as GAAP gross margin, excluding stock-based compensation and amortization of intangible assets. We calculate non-GAAP net income (loss) excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs as net income (loss) less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs. We calculate non-GAAP diluted earnings (loss) per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs as net income (loss) less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs divided by our number of shares at fiscal year end. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our long-term outlook, financial, growth and business strategies and opportunities, our product roadmap, our action plan to address issues caused by our new app, market growth and our market share, our ability to expand our footprint with existing customers and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; our ability to introduce software updates to our new app on a timely basis and otherwise deliver on our action plan to address issues caused by our new app and related customer commitments; our ability to maintain, enhance and protect our brand image; the impact of global economic, market and political events, including continued inflationary pressures, high interest rates and, in certain markets, foreign currency exchange rate fluctuations; changes in consumer income and overall consumer spending as a result of economic or political uncertainty or conditions; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to compete in the market and maintain or expand market share; our ability to meet product demand and manage any product availability delays; supply chain challenges, including shipping and logistics challenges and component supply-related challenges; our ability to protect our brand and intellectual property; and the other risk factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 29, 2024 and our other filings filed with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.
About Sonos
Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos’ innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact
James Baglanis
IR@sonos.com

Press Contact
Erin Pategas
PR@sonos.com

Source: Sonos